Exhibit 10.1

              Participation Agreement-WCEP, LP.DOC
                     PARTICIPATION AGREEMENT

                           RELATING TO

               WEST COAST ENERGY PROPERTIES, L.P.

     This PARTICIPATION AGREEMENT (this "Agreement") is made and entered into as of October 1, 2006 (the "Effective Date"), by and among the Parties (as defined below).

     FOR AND IN CONSIDERATION OF the mutual covenants, rights, and obligations set forth in this Agreement, the benefits to be derived from them, and other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the Parties agree as follows:

                            ARTICLE I
                           DEFINITIONS

     1.01 Certain Definitions. As used in this Agreement, the following terms have the following meanings:

          "Affiliate" means, when used with reference to a specified Person, (a) any Person directly or indirectly owning, controlling or holding power to vote 50% or more of the outstanding voting securities of the specified Person,
     (b) any Person 50% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the specified Person, (c) any Person directly or indirectly controlling, controlled by or under common control with the specified Person, (d) if the specified Person is a corporation, any officer or director of the specified Person or of any corporation directly or indirectly controlling that specified Person, (e) if the specified Person is a partnership, any general partner or if the general partner is a partnership, the general partners of that partnership, and (f) if the specified Person is an individual, such individual's spouse and natural and adoptive lineal descendants and trusts for the benefit of any such Persons. For purposes of this definition, the ability through share ownership or contractual arrangement to elect or cause the election of a majority of the board of directors of a corporation shall constitute "control."

          "Agreed Rate" means 4.62% per annum.

          "Agreement" means this Participation Agreement, as amended or restated from time to time.

          "Capital Account" has the meaning set forth in  Section
     5.03.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means West Coast Energy Properties GP, LLC, a
     Texas limited liability company.

          "Company Counsel" has the meaning set forth in  Section
     8.12.

          "Designated Property" means the economic right to 100% of the proceeds derived by the Company from the general partner interests in West Coast Partnership owned by the Company, including any distributions to the Company in respect of such general partner interests and any proceeds of any disposition by the Company of such general partner interests. The Designated Property shall not include any voting, management, control or other rights other than the rights to proceeds described above.

          "Indemnified  Person"  has the  meaning  set  forth  in
     Section 8.11.

          "Interest" means an interest in Designated Property under this Agreement. The number of Interests owned by each Participant and the total number of Interests in this Agreement are set forth on Exhibit A, as amended from time to time.

          "Majority  in  Interest"  means  a  majority   of   the
     Interests held by all Participants.

          "Monthly Net Investment" means, as to any calendar month, the sum of all Partnership Contributions made during such month, minus the sum of all proceeds received by the Company with respect to the Designated Property during such month, but in no event below zero.

          "Monthly Net Proceeds" means, as to any calendar month, the sum of all proceeds received by the Company with respect to the Designated Property during such month, minus the sum of all Partnership Contributions made during such month, but in no event below zero.

          "Party" means the Company or any Participant.

          "Participant" means each Person listed as such on Exhibit A.

          "Partnership Contributions" means the sum of (i) the fair market value of the Designated Property as of the date hereof as agreed to by the Partners and set forth on Exhibit C and (ii) the aggregate amounts contributed after the date hereof by the Company to West Coast Partnership in respect of the general partner interest therein in accordance with the Agreement of Limited Partnership of West Coast Partnership.

          "Person" means an individual, corporation, partnership, limited partnership, limited liability company, business trust or other legal entity.

          "Regulations" mean the regulations promulgated by the United States Department of Treasury pursuant to the Code. All references herein to sections of the Treasury Regulations shall include corresponding provision or provisions of succeeding, similar, substitute, temporary or final Treasury Regulations.

          "Tax Partnership" means the relationship (constituting a tax partnership for federal and applicable state law tax purposes) between the Parties existing pursuant to this Agreement.

          "Transfer" means any sale, transfer, assignment, pledge, encumbrance, hypothecation, gift or disposition of an Interest in whole or in part, or any rights or benefits to which a holder of an Interest may be entitled as provided in this Agreement, including, without limitation, the right to receive distributions in cash or in kind.

          "Unreturned Investment" means the Company's net unreturned investment in the Designated Property computed as the present value of cumulative Monthly Net Investment allocated to the Company pursuant to Section 5.01, minus the present value of cumulative Monthly Net Proceeds allocated to the Company pursuant to Section 5.02(a). For this purpose, the present value of each Monthly Net Investment and Monthly Net Proceeds shall be computed using the Agreed Rate as the discount rate.

          "West  Coast Partnership" shall mean West Coast  Energy
     Properties, L.P., a Texas limited partnership.

     1.02 Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine
and  neuter.   All references to Articles and Sections  refer  to
articles and sections of this Agreement, and all references to exhibits are to Exhibits attached to this Agreement, each of which is made a part of this Agreement for all purposes.

                           ARTICLE II
                   RELATIONSHIP OF THE PARTIES

     2.01 Formation of Tax Partnership; No Partnership for any Other Purpose. This Agreement and its attachments are not intended and shall not be construed to create a joint venture or other partnership (general, limited, or otherwise) or association or to
render  the  Parties  hereto liable as  partners.   Each  of  the
Parties hereto hereby agrees that this Agreement creates a partnership for United States federal and state income tax purposes only, which Tax Partnership shall be deemed to own the Designated Property and shall function and exist as set forth in Exhibit B attached hereto, which is hereby incorporated by reference for all purposes of this Agreement. Furthermore, each of the Parties agrees that it shall not make an election for the Tax Partnership to be excluded from the application of the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code ("Subchapter K") or any similar provisions of applicable state law.

     2.02 Purpose. The purpose for which this Agreement is being entered is to further align the interests of the Participants with those of the Company by permitting the Participants to participate with the Company in the Company's share, through its general partner interest in West Coast Partnership, in the proceeds of oil and gas production (if any) developed, directly or indirectly, by West Coast Partnership.

     2.03 Term. This Agreement shall commence on the Effective Date and continue in effect until terminated in accordance with
Section 7.01.
                             ARTICLE III
                           MANAGEMENT

     3.01 Authority of the Company. The Company shall have the full and exclusive power and authority to do any and all things necessary, incidental, proper, advisable or convenient for the furtherance of the business of the Company on behalf of the Tax Partnership, including without limitation:

          (a) to form and participate in partnerships, joint ventures or other relationships that it deems desirable;

         (b) to make any expenditures and incur any obligations it deems appropriate;

          (c) to acquire (including, without limitation, to purchase at premium prices when deemed appropriate by the Company), exchange, sell, lease, or dispose of any or all property owned by the Company;

          (d) to negotiate, execute, deliver and perform any contracts, conveyances or other instruments which it considers appropriate for the implementation of its powers under this Agreement;

          (e) to borrow money, incur indebtedness or make guaranties and to secure the same by mortgages, deeds of trust, security interests, pledges or other liens or encumbrances on all or any part of the property owned by the Company;

          (f) to acquire and maintain such insurance, if any, for the benefit of the Parties as it deems appropriate; and

          (g) to control any matters affecting the Company including the conduct of litigation and other incurring of legal expenses and the settlement of claims in litigation; provided, that, the Company shall not be authorized to settle any claims for which any Participant has, or may have, any individual liability without the Participant's prior written consent.

     3.02 Duties and Services of the Company. The Company shall devote such time and effort to its duties as general partner of West Coast Partnership as it shall deem appropriate. The Parties acknowledge and agree that neither the Company nor any Affiliate thereof nor any of their respective officers, directors, employees or agents shall be required to devote full time to such duties and may from time to time engage in and possess interests in other business ventures of any and every type and description, independently or with others, including without limitation, the ownership, acquisition, exploration, development, operation and management of oil and gas properties and oil and gas drilling programs, and that no Participant shall by virtue of this Agreement have any right, title, interest or expectancy in or to such activities or ventures.

                           ARTICLE IV
          ACCESS TO INFORMATION; TRANSFER RESTRICTIONS

     4.01 Access to Information. A Participant, on written request to the Company stating the purpose, may examine and copy, at any reasonable time, for any proper purpose, and at the expense of the  Participant, any information regarding the business  affairs and financial condition of West Coast Partnership as is just and reasonable for the Participant to examine and copy. Information provided to or obtained by a Participant relating to West Coast
Partnership  shall  be  used  by  such  Participant   solely   in
furtherance  of his or her interests hereunder and shall  not  be used for any other purpose. Participants shall maintain the confidentiality of all such information and shall not disclose such  information to any other Person.  If a Participant receives
a   request  to  disclose  information  relating  to  West  Coast
Partnership or this Agreement under the terms of a subpoena, investigative demand or order issued by a court or governmental agency, the Participant shall promptly notify the Company of the existence, terms and circumstances surrounding such request, so that the Company may seek a protective order or confidential treatment of such information.

     4.02 Transfer Restrictions. Except as provided in Section 4.03, no Participant shall Transfer his or her Interests without the prior written consent of the Company. Any attempted Transfer in violation of this Section 4.02 shall be null and void, and the Company shall refuse to recognize any such Transfer.

     4.03 Permitted Transfers; Status as Assignee. A Participant may Transfer all or any portion of his or her Interests to his or her spouse, parents or natural or adoptive lineal descendants, or to one or more trusts or partnerships established exclusively for the benefit of his or her spouse, parents or natural or adoptive lineal descendants; provided, that any such permitted assignee shall receive and hold such rights subject to the provisions of this Agreement, including, without limitation, the provisions of this Article IV, and as a condition to such Transfer, shall execute and deliver a written agreement with the Parties agreeing to be bound hereby. A Participant intending to Transfer
Interests pursuant to this Section 4.03 shall provide at least 10 days prior written notice of such proposed transfer to the Company.

     4.04 Forfeiture of Interests. A Participant shall forfeit any and/or all of his or her Interests held by such Participant if such Participant admits or enters a plea of no contest to or is convicted of a felony or misdemeanor offense against the Company, West Coast Partnership or any of their respective Affiliates.
4.05 Specific Performance. The parties agree that each Party would be irreparably damaged if any of the provisions of this
Article IV are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which they may be entitled, at law or in equity, the Company and any nondefaulting Participant shall be entitled to injunctive relief to prevent breaches of the provisions of this Article IV and specifically to enforce the terms and provisions hereof in any action instituted in any court of competent jurisdiction.
                            ARTICLE V
             SHARING, ALLOCATIONS AND DISTRIBUTIONS

     5.01  Allocation  of  Monthly Net Investment.   Monthly  Net
Investment for any calendar month and any other costs or expenses related to the Designated Property shall be allocated 100% to the Company.

     5.02 Allocation of Monthly Net Proceeds. Monthly Net Proceeds for any calendar month shall be allocated among the Parties as follows:

          (a) First, 100% of the Monthly Net Proceeds shall be allocated to the Company in repayment of its Unreturned Investment, but only to the extent needed to cause Unreturned Investment to equal zero; and

          (b) Second, any remaining Monthly Net Proceeds shall be allocated according to the Interests set forth on Exhibit A.

     5.03 Allocations for Capital Account and Tax Purposes. An individual capital account (a "Capital Account") shall be established and maintained for each Party as provided in Exhibit
B. All items of income, gain, deduction, loss, credit and amount realized shall be allocated to the Parties in accordance with the provisions of Exhibit B.

     5.04 Payment of Costs and Expenses. The Company agrees to pay timely any Monthly Net Investment or any other costs and expenses allocated and charged to it pursuant to Section 5.01.

     5.05 Distributions of Revenues. As soon as practicable after the end of each calendar month, the Company shall compute Monthly Net Investment and Monthly Net Proceeds for such calendar month. Any Monthly Net Proceeds allocable to Participants in accordance with
Section 5.02(b) shall be paid to the Participants within ten business days from the end of such calendar month.

     5.06 Withholding Taxes. The Company shall at all times be entitled (but not obligated) to make payments required to discharge any obligation of the Company to withhold or make payments to any governmental authority with respect to any federal, state or local tax liability of any Participant for such taxes arising out of such Participant's interest in the Designated Property. The amount of each such payment made by the Company with respect to any Participant shall be deducted from any distributions otherwise payable to such Participant pursuant to this Agreement. Notwithstanding anything contained in this Agreement to the contrary, in the event the Company fails to withhold any federal, state or local taxes in respect of any Participant when required to do so (including as a result of any change in law or interpretation thereof or otherwise) any liability incurred by the Company (including any interest and penalties) as a result of such failure shall be borne by such Participant (and charged to such Participant's Capital Account), and such Participant shall indemnify and hold harmless the Company from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever related to such withholding obligation.
                           ARTICLE VI
                        BOOKS AND RECORDS

     6.01 Maintenance of Books and Records. The books of account for the Tax Partnership shall be maintained on an accrual basis in accordance with the terms of this Agreement, except that the Capital Accounts of the Parties shall be maintained in accordance with Exhibit B. The accounting year of the Tax Partnership shall be the calendar year.

                           ARTICLE VII
                           TERMINATION

     7.01 Termination. This Agreement, and the partnership created by it for federal and state income tax purposes, shall terminate as soon as practicable following (a) the earliest to occur of (i) the termination and complete liquidation of the assets and properties of West Coast Partnership and (ii) the disposition by the Company of all of the general partner interests in West Coast Partnership and (b) the distribution of applicable proceeds therefrom pursuant to Section 5.05:

                          ARTICLE VIII
                       GENERAL PROVISIONS

     8.01 Offset. Whenever the Company is to pay any sum to any Participant, any amounts that Participant owes the Company or its Affiliates may be deducted from that sum before payment.

     8.02 Notices. All notices, requests or consents required or permitted to be given under this Agreement must be in writing and shall be considered as properly given if mailed by first class United States mail, postage paid, and registered or certified with return receipt requested, or if delivered to the recipient in person, by courier or by facsimile transmission. Notices, requests and consents shall be sent to a Participant at the address shown on its Signature Page for Participants. A Participant may change its address by giving written notice to the Company. Any notice, request or consent to the Company shall be sent to the Company at its principal place of business, to the attention of the Director or Investor Relations.

     8.03 Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the Tax Partnership and the Designated Property, and supersedes all prior contracts or agreements with respect thereto, whether oral or written.

     8.04 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to this Agreement. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run.

     8.05 Amendment or Modification.
          (a) Except as otherwise provided in this Section 8.05, any amendment to this Agreement must be proposed by the Company and approved in writing by the Company and at least a Majority in Interest of the Participants within 90 days of its proposal to be effective.

          (b) The Company may amend this Agreement without the consent of any Participant (i) to remove or correct any inconsistency, ambiguity or error contained herein, provided that such amendment does not materially and adversely affect the Participants or (ii) to reflect any Transfer or forfeiture of Interests pursuant to Sections 4.03 and 4.04.

          (c) Upon publication of final regulations in the Federal Register (or other official pronouncement), the Company shall have the authority, without any requirement for consent by any Participant, to amend this Agreement to the extent the Company determines, in its sole discretion, is necessary (a) to provide for the making and filing of any available election to obtain the benefits of a safe harbor corresponding to that described under proposed U.S. Treasury Regulations section 1.83-3(1) (or any similar provision) under which the fair market value of an interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest, and (b) to reflect the agreement of, and the requirement that, the Tax Partnership and all of the Parties comply with all of the requirements set forth in such regulations and Notice 2005-43 (and any other guidance to a substantially similar effect provided by the IRS with respect to such election) with respect to all interests transferred in connection with the performance of services while the election remains effective.

     8.06 Binding Effect. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Parties and their respective successors and assigns.

     8.07 Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT
MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT
TO THE LAW OF ANOTHER JURISDICTION. If any provision of this Agreement or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other
Persons or circumstances shall not be affected and that provision shall be enforced to the fullest extent permitted by law.

     8.08 Further Assurances. In connection with this Agreement and the transactions contemplated by it, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

     8.09 Waiver of Certain Rights. Each Participant irrevocably waives any right it may have to maintain any action for partition of the property of the Tax Partnership.

     8.10 Insurance. The Company may purchase and maintain insurance or enter into other arrangements on behalf of a Participant against any liability asserted against the Participant and incurred by the Participant in that capacity or arising out of this Agreement. In the absence of actual fraud, the judgment of the Company as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other Person participating in an arrangement shall be conclusive, and the insurance or other arrangement shall not be voidable and shall not subject the Company approving the insurance or other arrangement to liability, on any ground, regardless of whether the Company will be a beneficiary.

     8.11 Indemnification.
          (a) The Company agrees to indemnify and hold harmless the Participants (each, an "Indemnified Person") to the fullest extent permitted by law, from and against all losses, costs,
liabilities,   damages,   and   expenses   (including,    without
limitation,  costs of suit and attorneys' fees) paid or  incurred in  connection with or resulting from any and all claims, actions or  demands against such Indemnified Person that arise out of  or in any way relate to or are incidental to the Tax Partnership, the Designated Property or the business or affairs of the Tax
Partnership  that  occurs  prior  to  the  termination  of   this
Agreement; provided, however, that this indemnity shall not extend to (i) any bad faith, willful misconduct, or gross negligence of such Indemnified Person, or (ii) the failure of such Indemnified Person to perform any of its obligations under this Agreement, including without limitation obligations set forth in Sections 5.01, 5.04, and 5.06. THE PARTIES INTEND THAT THE INDEMNIFIED PERSONS BE INDEMNIFIED PURSUANT TO THIS AGREEMENT
FROM   LIABILITY  FOR  THEIR  OWN  SOLE,  PARTIAL  OR  CONCURRENT
NEGLIGENCE.

          (b) The indemnification rights contained in this Section 8.11 shall be cumulative of and in addition to any and all other rights, remedies and recourses to which any Indemnified Person or their respective heirs, personal representatives, successors and assigns shall be entitled, whether pursuant to some other provisions of this Agreement, at law or in equity.

          (c) The Company shall advance to any Indemnified Person all reasonable fees, costs and expenses (including attorneys' fees and related costs), of defending any claim, action or demand that arises out of or in any way relates to or is incidental to the Tax Partnership, the Designated Property, business or affairs of the Tax Partnership that occurs during any period in which such Indemnified Person is an employee of the Company or one of its affiliates; provided, that such Indemnified Person agrees in writing to repay to the Tax Partnership all such advances in the event that it is finally determined that such Indemnified Person is not entitled to indemnification hereunder with respect to such claim, action or demand.

     8.12 Company Counsel. The Company has selected Vinson & Elkins L.L.P. ("Company Counsel") as legal counsel to it with respect to
this   Agreement.  Each  Participant  acknowledges  that  Company
Counsel  does  not represent such Participant, and  that  Company
Counsel  shall owe no duties directly to such Participant.   Each
Participant further acknowledges that, whether or not Company Counsel has in the past represented or is currently representing such Participant with respect to other matters, Company Counsel has not advised or represented the interests of any Participant
in   the   negotiation,  preparation,  execution,  delivery   and
performance of this Agreement.

     8.13 Power of Attorney. By the execution of this Agreement, each Participant does irrevocably constitute and appoint the Company, with full power of substitution, as true and lawful attorney-in-fact and agent with full power and authority to act in such Participant's name, place and stead and to execute all documents which such attorney-in-fact deems necessary or reasonably appropriate in furtherance of this Agreement.

     8.14 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile transmission) with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

     8.15 No Employment Contract. Nothing contained in this Agreement shall be construed as conferring upon any Participant who is or may become an employee of the Company or any Affiliate of the Company any right to continue in the employment of the Company or any Affiliate of the Company for any period of time or interfere with or restrict in any way the rights of the Company or any Affiliate of the Company or such Participant to terminate the employment of such Participant at any time for any reason (or without any reason) whatsoever, with or without cause. For the avoidance of doubt, any termination of a Participant's employment with the Company or any Affiliate of the Company shall not affect any of such Participant's rights pursuant to this Agreement.

     8.16 Acknowledgement of 409A Issues. Notwithstanding anything herein to the contrary, each Participant (i) acknowledges that this Agreement and the underlying transactions, as currently structured, may be considered to be a deferral of compensation under section 409A of the Internal Revenue Code ("section 409A") and (ii) agrees that the Company may, in its own discretion and upon its own initiative and without any action by or consent of the Participants, if existing or future guidance from the Internal Revenue Service or other interpretative authority indicates that such action is necessary or advisable, modify this Agreement and/or restructure the transactions contemplated by this Agreement in any manner the Company determines is appropriate under the circumstances in an effort to avoid any adverse tax consequences for the Participants and/or the Company that may otherwise be imposed by section 409A and the Treasury Regulations thereunder, and the Participants hereby consent to any such action that may be taken by the Company and expressly ratify this Agreement as it may be so amended.
                    [Signature Pages Follow]

     IN   WITNESS   WHEREOF,  the  parties  have  executed   this
Participation Agreement as of the Effective Date.

                                   COMPANY:
                                   WEST COAST ENERGY
                                   PROPERTIES GP, LLC


                                   By:     /s/ L. Paul Latham
                                           L. Paul Latham
                                           Manager






                 SIGNATURE PAGE FOR PARTICIPANT

     The undersigned does hereby agree to all the terms and provisions of the Participation Agreement related to West Coast
Energy Properties, L.P., including, without limitation, the power of attorney set forth in Section 8.13 thereof.

Date:_____________________    Name of
                              Participant:

                              Address:


                              Interest:

                              Signature:

                              Fax:

                              Taxpayer I.D. No.

                            EXHIBIT A

         Schedule of Company and Participants Interests



Party:                           Interests:
WEST  COAST  ENERGY  PROPERTIES
GP, LLC                          92.5%
Participants:
L. Paul Latham                   0.7875%
Mel G. Riggs                     1.5000%
Mark Heinen                      1.2749%
Mark Tisdale                     1.2749%
Rox Edgar                        0.3000%
Mike Senich                      0.9188%
Ron Gasser                       0.2250%
George Friesen                   0.1875%
David Grafe                      0.1125%
Matt Swierc                      0.0750%
Rick Boring                      0.0938%
John Kennedy                     0.1500%
Mike Pollard                     0.1875%
Bob Langford                     0.0563%
Robert Thomas                    0.0750%
Kim Jones                        0.0375%
Danny Alford                     0.1125%
Kent Oberle                      0.0563%
Kathy Schwope                    0.0375%
Janet Hamilton                   0.0375%
                       Subtotal  7.5%

                          Total  100%


                            EXHIBIT B

     Allocations of Profits and Losses and Other Tax Matters

                            ARTICLE I
                         TAX DEFINITIONS

     Section 1.01 Definitions. All capitalized terms used herein shall have the meanings assigned to them in the Participation
Agreement  relating to West Coast Energy Properties, L.P.,  dated
October 1, 2006 (the "Agreement"), or as follows:

     "Adjusted Capital Account" means the Capital Account maintained for each Party, (a) increased by any amounts that such Party is obligated to restore or is treated as obligated to restore under Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5)), and (b) decreased by any amounts described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and
(6) with respect to such Party.

     "Minimum Gain" has the meaning assigned to that term in Regulation Section 1.704-2(d).

     "Partnership Nonrecourse Liability" has the meaning assigned to that term in Regulation Section 1.752-1(a)(2).

     "Partner Nonrecourse Debt" has the meaning assigned to that term in Regulation Section 1.704-2(b)(4).

     "Partner Nonrecourse Deductions" has the meaning assigned to that term in Regulation Section 1.704-2(i)(1).

     "Simulated  Basis"  has the meaning  set  forth  in  Section
5.01(b) of this Exhibit.

     "Simulated  Depletion" has the meaning set forth in  Section
5.01(b) of this Exhibit.

     "Simulated  Gain"  has  the meaning  set  forth  in  Section
5.01(b) of this Exhibit.

     "Simulated  Loss"  has  the meaning  set  forth  in  Section
5.01(b) of this Exhibit.

                           ARTICLE II
   REFLECTION OF ACTIVITIES FOR FEDERAL AND STATE TAX PURPOSES

     Section  2.01   Entity Level Reflection of Activities.   For
federal  and  state tax purposes, but for no other  purpose,  all transactions effected by the Parties with respect to the Designated Property pursuant to the Agreement shall be deemed to have been effected through the Tax Partnership, rather than by the Parties individually, as set out in this Article II.

     Section 2.02 Receipts, Profits, Income and Gains. For purposes of applying the provisions of this Exhibit B, all receipts by any Party in respect of the Designated Property pursuant to the Agreement shall be deemed first to have been received by the Tax Partnership and then to have been distributed to such Party by the Tax Partnership in the manner specified in the Agreement.
All such items shall be taken into account in computing the Tax Partnership's gross income and gain or loss, as appropriate, and shall be allocated among the Parties in accordance with Article
III hereof.

     Section 2.03 Costs, Expenses, Deductions and Losses. For purposes of applying the provisions of this Exhibit B, all costs incurred or payments made by any Party in respect of the Designated Property pursuant to the Agreement shall be deemed first to have been received by the Tax Partnership as a contribution by the Party incurring the cost or making the payment pursuant to the terms of the Agreement and then to have been paid, incurred or distributed by the Tax Partnership to the payee or obligee of the cost or the recipient of the payment. All such items shall be taken into account in computing the Tax Partnership's basis, depreciation, depletion, gross income, deductible expenses, and/or gain or loss, as appropriate, and shall be allocated among the Parties in accordance with Article III hereof.

     Section 2.04 Contributions and Distributions. For purposes of applying the provisions of this Exhibit B, contributions to the Tax Partnership ("Capital Contributions") shall include all Partnership Contributions and any other costs incurred or payments made in respect of the Designated Property pursuant to the Agreement. Similarly, for purposes of applying the provisions of this Exhibit B, distributions from the Tax
Partnership shall include, in the case of any Party, all receipts by such Party in respect of the Designated Property pursuant to the Agreement.

     Section 2.05 Debt Financing. For purposes of applying the provisions of this Exhibit B, unless the Parties agree otherwise and this Exhibit B is amended to reflect such agreement, (a) all debt financing incurred by a Party shall be for the sole account of that Party and shall not be considered debt financing of the Tax Partnership, and (b) no Tax Partnership asset shall be acquired by assumption of, or taking subject to, any debt financing.

     Section 2.06 Record Title. For purposes of applying the provisions of this Exhibit B, (a) all legal title to Designated Property held by any Party shall be deemed to be held by such Party strictly as nominee for the Tax Partnership, (b) all assignments made among the Parties with respect to Designated Property prior to termination of the Tax Partnership shall be disregarded, and (c) upon termination of the Tax Partnership each Party holding record title to any Designated Property shall make such assignments as are required to comply with the provisions of the Agreement.
                           ARTICLE III
                 ALLOCATIONS OF PROFIT AND LOSS

     Section 3.01   Allocations for Capital Account and Tax Purposes.
Except  as  otherwise  provided  herein,  for  purposes  of   any
applicable federal, state or local income tax law, rule or regulation items of income, gain, deduction, loss, credit and amount realized (including the distributive share of such items allocated to the Tax Partnership by West Coast Partnership) shall be allocated to the Parties as follows:

          (a) Income from the sale of oil or gas production and any credits allowed by Section 29 of the Code relating thereto shall be allocated in the same manner as proceeds therefrom are allocated and credited pursuant to Section 5.02 of the Agreement.

          (b) Cost and percentage depletion deductions and the gain or loss on the sale or other disposition of property the production from which is subject to depletion (herein sometimes called
"Depletable Property") as computed for tax purposes shall be taken into account separately by the Parties rather than the Tax
Partnership and, except to the extent and in the manner provided in Section 5.01(b) of this Exhibit B, shall not affect any Party's Capital Account. For purposes of Section 613A(c)(7)(D) of the Code, the Tax Partnership's adjusted basis in each Depletable Property shall be allocated to the Parties in proportion to each Party's respective share of the costs and expenses which entered into the Tax Partnership's adjusted basis for each Depletable Property, and the amount realized on the sale or other disposition of each Depletable Property shall be allocated to the Parties in proportion to each Party's respective share of the proceeds from the sale or other disposition of such property provided for in Section 5.02 of the Agreement. For purposes of allocating amounts realized upon any such sale or disposition which are deemed to be received for federal or state income tax purposes and are attributable to Tax Partnership indebtedness or indebtedness to which the Depletable Property is subject at the time of such sale or disposition, such amounts shall be allocated in the same manner as Partnership proceeds used for the repayment of such indebtedness would have been allocated under Section 5.02 of the Agreement.

          (c) Items of deduction, loss and credit not specifically provided for above (other than loss from the sale or other disposition of Designated Property), including depreciation, cost recovery and amortization deductions, shall be allocated to the Parties in the same manner that the costs and expenses of the Tax Partnership that gave rise to such items of deduction, loss and credit were allocated pursuant to Section 5.01 of the Agreement.

          (d) Gain from the sale or other disposition of Designated Property that is not specifically provided for above shall be allocated to the Parties in a manner which reflects each Party's allocable share of the proceeds from the sale of the Designated Property provided for in Section 5.02 of the Agreement, and loss from the sale or other disposition of Designated Property that is not specifically provided for above shall be allocated to the Parties in a manner which reflects each Party's allocable share of the costs and expenses of the Designated Property provided for in Section 5.01 of the Agreement.

          (e) All recapture of income tax deductions resulting from the sale or other disposition of Designated Property shall be allocated to the Party to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Party is allocated any gain from the sale or other disposition of such property.

          (f) Any other items of Tax Partnership income or gain not specifically provided for above shall be allocated in the same manner as the proceeds that resulted in such income or gain are allocated and credited pursuant to Section 5.02 of the Agreement.

          (g)  Notwithstanding any of the foregoing provisions of this
Section 3.01 to the contrary:

          (i) If during any fiscal year of the Tax Partnership there is a net increase in Minimum Gain attributable to a Partner Nonrecourse Debt that gives rise to Partner Nonrecourse Deductions, each Party bearing the economic risk of loss for such Partner Nonrecourse Debt shall be allocated items of Partnership deductions and losses for such year (consisting first of cost recovery or depreciation deductions with respect to property that is subject to such Partner Nonrecourse Debt and then, if necessary, a pro rata portion of the Tax Partnership's other items of deductions and losses, with any remainder being treated as an increase in Minimum Gain attributable to Partner Nonrecourse Debt in the subsequent year) equal to such Party's share of Partner Nonrecourse Deductions, as determined in accordance with applicable Regulations.

               (ii) If for any fiscal year of the Tax Partnership there is a net decrease in Minimum Gain attributable to Partnership Nonrecourse Liabilities, each Party shall be allocated items of Tax
          Partnership income and gain for such year (consisting first of gain recognized, including Simulated Gain, from the disposition of Designated Property subject to one or more Partnership
          Nonrecourse Liabilities and then, if necessary, a pro rata portion of the Tax Partnership's other items of income and gain, and if necessary, for subsequent years) equal to such Party's share of such net decrease (except to the extent such Party's share of such net decrease is caused by a change in debt structure with such Party commencing to bear the economic risk of loss as to all or part of any Partnership Nonrecourse Liability or by such Party contributing capital to the Tax Partnership that the Tax Partnership uses to repay a Partnership Nonrecourse Liability), as determined in accordance with applicable
          Regulations.

               (iii) If for any fiscal year of the Tax Partnership there is a net decrease in Minimum Gain attributable to a Partner
Nonrecourse Debt, each Party shall be allocated items of Tax
Partnership income and gain for such year (consisting first of gain recognized, including Simulated Gain, from the disposition of Designated Property subject to Partner Nonrecourse Debt, and then, if necessary, a pro rata portion of the Tax Partnership's other items of income and gain, and if necessary, for subsequent years) equal to such Party's share of such net decrease (except to the extent such Party's share of such net decrease is caused by a change in debt structure or by the Tax Partnership's use of capital contributed by such Party to repay Partner Nonrecourse
Debt) as determined in accordance with applicable Regulations.

          (h) The Company shall use all reasonable efforts to prevent any allocation or distribution from causing a negative balance in a
Party's  Adjusted  Capital  Account.  Consistent  therewith,  and notwithstanding any of the foregoing provisions of  this  Section
3.01 of this Exhibit B to the contrary, if for any fiscal year of the  Tax Partnership the allocation of any loss or deduction (net of  any  income or gain) to any Party would cause or  increase  a negative balance in such Party's Adjusted Capital Account  as  of the  end  of such fiscal year (the "Deficit Party") after  taking into account the provisions of Section 3.01(g) of this Exhibit B, only  the  amount  of  such loss or deduction  that  reduces  the balance to zero shall be allocated to such Deficit Party and  the remaining  loss  or deduction shall be allocated to  the  Parties whose Adjusted Capital Accounts have a positive balance remaining
at  such  time  (each,  a  "Positive  Party").   After  any  such
allocation,  any  Tax  Partnership  income  or  gain   (including
Simulated Gain) that would otherwise be allocated to the  Deficit
Party shall be allocated instead to the Positive Parties up to an amount equal to the Tax Partnership loss or deduction allocated to each Positive Party under the preceding sentence; provided, however, that no allocation of income or gain realized shall be made under this sentence if the effect of such allocation would be to cause the Adjusted Capital Account of the Deficit Party to be less than zero. If, after taking into account the allocation in the first sentence of this Section 3.01(h), the Adjusted
Capital Account balance of the Deficit Party remains less than zero at the end of a fiscal year, a pro rata portion of each item of Tax Partnership income or gain (including Simulated Gain) otherwise allocable to the Positive Parties for such fiscal year
(or  if there is no such income or gain allocable to the Positive
Parties  for such fiscal year, all such income or gain (including
Simulated Gain) so allocable in the succeeding fiscal year or years) shall be allocated to the Deficit Party in an amount necessary to cause its Adjusted Capital Account balance to equal zero; provided, that no allocation under this sentence shall have the effect of causing the Positive Party's Adjusted Capital
Account to be less than zero.  After any such allocation, any Tax
Partnership gain (including Simulated Gain) resulting from the sale or other disposition of Designated Property that would otherwise be allocated to the Deficit Party for any fiscal year under this Section 3.01 shall be allocated instead to the Positive Parties until the amount of gain so allocated equals the amount of gain (including Simulated Gain) previously allocated to such Deficit Party under the preceding sentence of this Section
3.01(h); provided, however, that no allocation of gain (including
Simulated Gain) shall be made under this sentence if the effect of such allocation would be to cause the Adjusted Capital Account of a Deficit Party to be less than zero.

                           ARTICLE IV
                        OTHER TAX MATTERS

     Section 4.01   Tax Elections.

          (a) For tax purposes, the Tax Partnership shall elect to use the calendar as its taxable year, and to report income and loss under the accrual method of accounting.

          (b) In connection with any Transfer or other assignment of an interest in the Tax Partnership permitted by the terms and provisions of this Agreement, the Company shall, at the written request of the transferor, transferee or other successor, cause the Tax Partnership to make an election to adjust the basis of the Tax Partnership's property in the manner provided in sections
734(b) and 743(b) of the Code (or any like statute or regulation then in effect), and such transferor, transferee or other successor shall pay all costs incurred by the Tax Partnership in connection therewith, including, without limitation, reasonable attorneys' and accountants' fees.

          (c) Unless approved by the Participants, the Tax Partnership shall not file any election pursuant to sections 761 or 7701 of the Code, section 301.7701-3 of the Regulations or otherwise, the effect of which would cause the Tax Partnership not to be treated as a partnership for Federal income tax purposes.

          (d) Except as otherwise specifically provided herein, the Company shall have the sole and absolute discretion to make any other available election under the Code on behalf of the Tax
Partnership without the prior approval by the Participants.

     Section 4.02 Tax Matters Partner. The Company is hereby designated the "tax matters partner" of the Tax Partnership pursuant to Section 6231(a)(7) of the Code.

                            ARTICLE V
                   CAPITAL ACCOUNT MAINTENANCE

     Section 5.01 Maintenance of Capital Accounts. An individual Capital Account (a "Capital Account") shall be maintained by the Tax Partnership for each Party as provided below:

          (a)  The Capital Account of each Party shall, except as otherwise
provided  herein,  be  (A)  credited  by  such  Party's   Capital
Contributions   when   made  (net  of  liabilities   secured   by
contributed  property that the Tax Partnership is  considered  to assume  or  take subject to under Section 752 of the  Code),  (B)
credited  with the amount of any item of taxable income  or  gain and  the  amount  of any item of income or gain exempt  from  tax allocated to such Party, (C) credited with the Party's  share  of
Simulated Gain as provided in Section 5.01(b) of this Exhibit  B,
(D)  debited by the amount of any item of tax deduction  or  loss allocated  to such Party, (E) debited with the Party's  share  of
Simulated  Loss  and Simulated Depletion as provided  in  Section
5.01(b)  of this Exhibit B, (F) debited by such Party's allocable share  of  expenditures of the Tax Partnership not deductible  in computing  the Tax Partnership's taxable income and not  properly chargeable  as capital expenditures, including any non-deductible book  amortizations of capitalized costs, and (G) debited by  the amount  of  cash  or  the  fair  market  value  of  any  property distributed  to  such Party (net of liabilities secured  by  such distributed property that such Party is considered to  assume  or
take  subject  to  under Section 752 of the  Code).   Immediately
prior to any distribution of assets by the Tax Partnership that is not pursuant to a liquidation of the Tax Partnership or all or any portion of a Party's interest therein, the Parties' Capital
Accounts shall be adjusted by (X) assuming that the distributed assets were sold by the Tax Partnership for cash at their respective fair market values as of the date of distribution by the Tax Partnership and (Y) crediting or debiting each Party's
Capital Account with its respective share of the hypothetical gains or losses, including Simulated Gains and Simulated Losses, resulting from such assumed sales in the same manner as each such Capital Account would be debited or credited for gains or losses on actual sales of such assets.

          (b) The allocation of basis prescribed by Section 613A(c)(7)(D) of the Code and provided for in Section 3.01(b) of this Exhibit B and each Party's separately computed depletion deductions shall not reduce such Party's Capital Account, but such Party's Capital
Account shall be decreased by an amount equal to the product of the depletion deductions that would otherwise be allocable to the Tax Partnership in the absence of Section 613A(c)(7)(D) of the Code (computed without regard to any limitations which theoretically could apply to any Party) times such Party's percentage share of the adjusted basis of the property
(determined under Section 3.01(b) of this Exhibit B) with respect to which such depletion is claimed ("Simulated Depletion"). The
Tax Partnership's basis in any Depletable Property as adjusted from time to time for the Simulated Depletion allocable to all Parties (and where the context requires, each Party's allocable share thereof, which share shall be determined in the same manner as the allocation of basis prescribed in Section 3.01(b) of this Exhibit B) is herein called "Simulated Basis." No Party's
Capital Account shall be decreased, however, by Simulated
Depletion deductions attributable to any Depletable Property to the extent such deductions exceed such Party's allocable share of the Tax Partnership's remaining Simulated Basis in such property.
The Tax Partnership shall compute simulated gain ("Simulated
Gain") or simulated loss ("Simulated Loss") attributable to the sale or other disposition of a Depletable Property based on the difference between the amount realized from such sale or other disposition and the Simulated Basis of such property, as theretofore adjusted. Any Simulated Gain shall be allocated to the Parties and shall increase their respective Capital Accounts in the same manner as the amount realized from such sale or other disposition in excess of Simulated Basis shall have been allocated pursuant to Section 3.01(b) of this Exhibit B. Any
Simulated Loss shall be allocated to the Parties and shall reduce their respective Capital Accounts in the same percentages as the costs of the property sold were allocated up to an amount equal to each Party's share of the Tax Partnership's Simulated Basis in such property at the time of such sale.

          (c) Any adjustments of basis of Designated Property provided for under Sections 734 and 743 of the Internal Revenue Code and comparable provisions of state law (resulting from an election under Section 754 of the Code or comparable provisions of state law) and any election by an individual Party under Section
59(e)(4) of the Code to amortize such Party's share of intangible drilling and development costs shall not affect the Capital
Accounts of the Parties (unless otherwise required by applicable
Treasury Regulations), and the Parties' Capital Accounts shall be debited or credited pursuant to the terms of this Section 5.01 as if no such election had been made.

          (d) Capital Accounts shall be adjusted, in a manner consistent with this Section 5.01, to reflect any adjustments in items of Tax Partnership income, gain, loss or deduction that result from amended returns filed by the Tax Partnership or pursuant to an agreement by the Tax Partnership with the Internal Revenue
Service or a final court decision.

          (e) In the case of property carried on the books of the Tax Partnership at an amount which differs from its adjusted basis, the Parties' Capital Accounts shall be debited or credited for items of depreciation, cost recovery, Simulated Depletion, amortization and gain or loss (including Simulated Gain or Simulated Loss) with respect to such property computed in the same manner as such items would be computed if the adjusted tax basis of such property were equal to such book value, in lieu of the capital account adjustments provided above for such items, all in accordance with Regulation Section 1.704-1(b)(2)(iv)(g).

          (f) It is the intention of the Parties that the Capital Accounts of each Party be kept in the manner required under Regulation
Section 1.704-1(b)(2)(iv). To the extent any additional adjustment to the Capital Accounts is required by such regulations, the Company is hereby authorized to make such adjustment after notice to the Party.
                       [End of Exhibit B]

                            Exhibit C

            Fair Market Value of Designated Property



     Fair market value of Designated Property     $6,581,000